UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2024
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Grindr Inc.
(Exact name of registrant as specified in its charter)
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Commission file number 001-39714
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Delaware	92-1079067
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

PO Box 69176, 750 N. San Vicente Blvd., Suite RE 1400, West Hollywood, California	90069
(Address of Principal Executive Offices)	(Zip Code)
(310) 776-6680
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRND	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GRND.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Compensation Committee (the “Compensation Committee”) of the Board of Directors of Grindr Inc. (the “Company”), with the assistance of Frederic W. Cook & Co., Inc., its independent compensation consultant, reviewed the Company’s compensation arrangements with certain executive officers, including Austin “AJ” Balance, the Company’s Chief Product Officer. Based on its review, and to provide incentives that the Compensation Committee believes are appropriate to retain Mr. Balance over the long term and incentivize him to maximize stockholder value and achieve the Company’s corporate objectives, the Compensation Committee approved the following long-term equity incentive awards for Mr. Balance on October 9, 2024:
Time-based RSU Award
An award of time-based restricted stock units (“RSUs”) under the Company’s Amended and Restated 2022 Equity Incentive Plan (the “Plan”) with respect to 200,000 shares of the Company’s common stock (the “Balance RSU Award”). The Balance RSU Award will vest in its entirety on November 11, 2028, subject to Mr. Balance’s continuous service to the Company through such date. The vesting of the Balance RSU Award will accelerate in full upon a termination of Mr. Balance’s continuous service by the Company without cause or by Mr. Balance for good reason, in either case, within 12 months following a change in control of the Company.
Performance-based RSU Award
An award of performance-based RSUs under the Plan with respect to 200,000 shares of the Company’s common stock (the “Balance PSU Award”). Under the Balance PSU Award, in the event that the Company’s average market capitalization over a 90-day trading period exceeds $5 billion (the “Market Cap Threshold”), then Mr. Balance will be granted 200,000 RSUs, with any such RSUs to be fully vested upon grant, subject to Mr. Balance’s continuous service to the Company through the grant date. In the event of a change in control of the Company prior to the grant of the Balance PSU Award, if the aggregate consideration payable in connection with such change-in-control transaction for all fully diluted shares of the Company’s common stock outstanding as of immediately prior to the consummation of such transaction exceeds the Market Cap Threshold, then immediately prior to, and contingent upon, the consummation of the change-in-control transaction, Mr. Balance will be granted 200,000 fully vested RSUs, subject to Mr. Balance’s continuous service to the Company through immediately prior to the consummation of such change-in-control transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2024

GRINDR INC.

By:

/s/ Zachary Katz
Zachary Katz
General Counsel & Head of Global Affairs